EXHIBIT 10.10
CREDIT AND LOAN AGREEMENT

This Credit and Loan Agreement, dated as of April 7, 2008 (the “effective date”), is among Secured Financial Network, Inc., a Nevada corporation (“SFNL”) and Commercial Holding, AG (“Lender”).  The parties hereto agree as follows:

ARTICLE I - DEFINITIONS

As used in this Agreement:

“Acquisition” means the anticipated acquisition by SFNL or its Subsidiary of AmeriNet, LLC pursuant to that certain Letter of Intent dated as of October 30, 2007, by and among SFNL and ACS and David Kerlin.

“Agreement” means this Credit and Loan Agreement, as it may be amended or modified and in effect from time to time.

“GAAP” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the Chief Executive Officer, President, Vice President or Chief Financial Officers of SFNL, acting singly.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Dallas, Texas for the conduct of substantially all of their commercial lending activities.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of SFNL and its Subsidiaries prepared in accordance with GAAP.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalent Investments” means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Change in Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of SFNL; or (b) the sale of all or substantially all of the assets of SFNL.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means the obligation of Lender to make Loans to SFNL up to an aggregate of $500,000, as such amount may be modified from time to time pursuant to the terms hereof.

“Consolidated Indebtedness” means at any time the Indebtedness of SFNL and its Subsidiaries calculated on a consolidated basis as of such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with SFNL or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Default” means an event described in Article VIII.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Taxes” means, in the case of Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a the jurisdiction under the laws of which such Lender is incorporated or organized or resides or (b) the jurisdiction in which the such Lender's principal executive office is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations and (g) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by  such Person.

“Lender” means is defined in the Preamble to this Agreement, and its successors and assigns.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means the loans made pursuant to Article II (or any continuation thereof).

“Loan Documents” means this Agreement, any Notes issued pursuant to Section 2.4 and the Security Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of SFNL and its Subsidiaries taken as a whole, (b) the ability of SFNL to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender or Lender thereunder.

“Material Indebtedness” any Indebtedness in excess of 100,000.

“Maturity” means the date that is (a) the one year anniversary of the consummation of the Acquisition, or (b) if the Acquisition is not consummated before December 31, 2008, then on December 31, 2008.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which SFNL or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Note” means any promissory note issued pursuant to Section 2.4 in the form of Exhibit A.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of SFNL to Lender or any indemnified party arising under the Loan Documents.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Operating Lease Obligations” means, as at any date of determination, the amount obtained by aggregating the present values, determined in the case of each particular Operating Lease by applying a discount rate (which discount rate shall equal the discount rate which would be applied under GAAP if such Operating Lease were a Capitalized Lease) from the date on which each fixed lease payment is due under such Operating Lease to such date of determination, of all fixed lease payments due under all Operating Leases of SFNL and its Subsidiaries.

“Other Taxes” is defined in Section 3.5.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which SFNL or any member of the Controlled Group may have any liability.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, the Obligations owing to Lender.

“Securities” means SFNL Common Stock and Warrants.

“Single Employer Plan” means a Plan maintained by SFNL or any member of the Controlled Group for employees of SFNL or any member of the Controlled Group.

“SFNL” is defined in the preamble to this Agreement.

“SFNL Common Stock” means the common stock, $.001 par value per share, of SFNL.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of SFNL.

“Substantial Portion” means, with respect to the Property of SFNL and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of SFNL and its Subsidiaries as would be shown in the consolidated financial statements of SFNL and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of SFNL and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Warrants” means warrants to purchase shares of SFNL Common Stock in the form attached hereto as Exhibit A.

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II – CREDIT COMMITTMENT

2.1           Credit Commitment.  From and including the date of this Agreement and prior to the Maturity Date, Lender agrees, on the terms and conditions set forth in this Agreement, to make a Loans to SFNL in an amount not to exceed in the aggregate Commitment.  All Loans shall be evidenced by a promissory note in the form attached hereto as Exhibit B (each, a “Note”)

2.2           Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Lender at Lender’ address specified pursuant to Section 9.10, by noon (local time) on the date when due.

2.3           Prior Notes.  Lender has acquired, by assignment, those certain promissory notes previously issued by SFNL to third parties, copies of which are attached hereto as Exhibit C (the “Previous Notes”).  The parties acknowledge and agree that the loans evidenced by the Previous Notes shall be deemed to be Loans under this Agreement and the Previous Notes shall be deemed Notes under this Agreement.

2.4           Securities.  As additional consideration for this Agreement, SFNL shall within ten days of the Effective Date, issue to Lender, 2,000,000 shares of SFNL Common Stock, and Warrants to purchase and additional 1,000,000 shares of SFNL Common Stock.

ARTICLE III - REPAYMENT OF THE NOTES

3.1           Interest Rates and Interest Payments.  The Notes will bear interest on the outstanding principal amount thereof at a per annum rate equal to ten percent (10%).  Interest on the Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed.

3.2           Repayment of the Notes.  SFNL covenants and agrees to make payments to Lender, of accrued interest on the Notes on the first Business Day of each calendar quarter after the Effective Date.  All outstanding principle and accrued interest on the Notes shall paid in full to Lender on the Maturity Date.

3.3           Mandatory Prepayment.  The Notes shall be prepaid in full, together with all interest, fees and expenses, in the event of a Change of Control.

3.4           Home Office Payment.  SFNL will pay all sums becoming due on such Note for principal, premium, if any, and interest to Lender by the method and at the address specified for such purpose Section 9.10, or by such other method or at such other address as Lender shall have from time to time specified to SFNL in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of SFNL made concurrently with or reasonably promptly after payment or prepayment in full of any Note, Lender of a Note shall surrender such Note for cancellation, reasonably promptly after such request, to SFNL at their principal executive office.

3.5           Taxes.  Any and all payments by SFNL hereunder or under the Notes or other Loan Documents that are made to or for the benefit of Lender shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, “Taxes”), excluding taxes imposed on Lender’s or Purchasers’ net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”).  If any of SFNL shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Documents to Lender for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made.  SFNL shall make such deductions and SFNL shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.  In addition, SFNL agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by SFNL or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Lender or Purchasers of their respective rights under any and all Purchase Documents (collectively, “Other Taxes”).  SFNL will indemnify Lender and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payment of this indemnification shall be made within thirty (30) days from the date Lender or Purchasers provide SFNL with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes.  Any such certificates submitted by Lender or Purchasers in good faith to SFNL shall, absent manifest error, be final, conclusive and binding on all parties.  The obligation of SFNL under this Section 3.5 shall survive the payment of the Notes and the termination of this Agreement.  Within thirty (30) days after SFNL having received a receipt for payment of Covered Taxes and/or Other Taxes, SFNL shall furnish to Lender, the original or certified copy of a receipt evidencing payment thereof.

3.6           Maximum Lawful Rate.  This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.6.  In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law.  If, from any circumstance whatsoever, interest and fees would otherwise be payable to Lender or Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law.  If from any circumstance, Lender or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to SFNL.

3.7           Certain Waivers.  SFNL unconditionally waive (a) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (b) any rights of recission, setoff, counterclaim or defense to payment under the Notes or otherwise that SFNL may have or claim against any Purchaser, the Lender or any prior Purchaser or Lender.

ARTICLE IV – CONDITIONS

4.1           Conditions to Commitment.  The obligation of Lender to make Loans is subject to the satisfaction of the following conditions on and as of the date of each such Loan:

(a)           Representations and Warranties True.  The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the date of such Loan, except to the extent of changes caused by the transactions expressly contemplated herein.

(b)           Material Adverse Effect.  There will have been no Material Adverse Effect in the business or financial condition of the Loan Parties since September 30, 2007, except as noted in  Schedule 5.1.

(c)           Security Agreement.  SFNL and Lender, shall have entered into a security agreement, in form and substance as set forth in Exhibit D attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”).  SFNL shall have executed and delivered to Lender, such financing statements and other instruments (collectively, “Financing Statements”) as Lender shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. The Lender shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens.

(d)           Closing Documents.  SFNL will have delivered or caused to be delivered to Lender all of the following documents in form and substance satisfactory to Lender:

(i)           copies of the resolutions duly adopted by SFNL’s board of directors authorizing the execution, delivery and performance by SFNL of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the respective SFNL is a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretary or assistant secretary of the respective SFNL;

(ii)           a certificate dated as of the Closing Date from an officer of SNFL stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Lender;

(iii)           such other documents relating to the Transactions contemplated by this Agreement as Lender or its special counsel may reasonably request.

4.2           Proceeding.  All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Lender and its special counsel and to Purchasers and their special counsel.

4.3           Waiver.  Any condition specified in this Article IV may be waived by Lender; provided that no such waiver will be effective against Lender unless it is set forth in a writing executed by Lender.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

SFNL represents and warrants to Lender that:

5.1           Organization.  Each of SFNL and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of SFNL and its Subsidiaries (a) is qualified or licensed in all jurisdictions where such qualification or license is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (b) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable United States and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and (c) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted and as proposed to be conducted, except where the failure to be so qualified or licensed or to hold such franchises, grants, licenses, certificates, permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect with respect to SFNL.   Schedule 5.0 sets forth the name and jurisdiction of incorporation or organization of each subsidiary of SFNL.  Except as noted in Schedule 5.0 SFNL does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

5.2           Capital Structure.

(a)           As of the Effective Date, the authorized capital stock of SFNL consists of 100,000,000 shares of Common Stock and -0- shares of preferred stock.  As of the Effective Date, (i) 41,175,247 shares of Common Stock were issued and outstanding, (ii) 58,824,753 shares of Common Stock were held in the treasury of SFNL, (iii) -0- shares of Common Stock were reserved for issuance under outstanding SFNL Stock Options, including stock appreciation rights, performance units and stock units, and (iv) no shares of preferred stock were issued or outstanding.  All the outstanding shares of SFNL’s capital stock are duly authorized, validly issued, fully paid and non-assessable.  There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible or exchangeable into securities having such rights) (“SFNL Voting Debt”) of SFNL or any of its Subsidiaries issued and outstanding. The shares of Common Stock issuable upon conversion of the Notes have been reserved for issuance and, when issued upon conversion of the Notes in accordance with the terms thereof, will be duly authorized, validly issued and fully paid and non assessable and not subject to preemptive rights.  Except as set forth above, as described in SFNL SEC Documents and for the transactions contemplated by this Agreement, (x) there are no shares of capital stock of SFNL authorized, issued or outstanding and (y) there are no existing (A) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of SFNL or any of its Subsidiaries, obligating SFNL or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or SFNL Voting Debt of, or other equity interest in, SFNL or any of its Subsidiaries except as noted in Schedule 5.3, Note and Warrant Schedule as of 12/31/2007, (B) securities convertible into or exchangeable for such shares or equity interests except as noted in Schedule 5.2 or (C) obligations of SFNL or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, convertible security, agreement, arrangement or commitment.

(b)           All of the outstanding shares of capital stock of each of SFNL’s Subsidiaries are beneficially owned by SFNL, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either SFNL or one of its Subsidiaries free and clear of all Liens.

(c)           There are no voting trusts, proxies or other agreements or understandings to which SFNL or any of its Subsidiaries is a party with respect to the voting of the capital stock of SFNL or any of its Subsidiaries.  Neither SFNL nor its Subsidiaries is a party to any agreement or obligation, contingent or otherwise, to redeem, repurchase or otherwise acquire or retire shares of capital stock of SFNL or any of its Subsidiaries, whether as a result of the transactions contemplated by this Agreement or otherwise.

(d)           Since September 30, 2007, SFNL has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of SFNL other than pursuant to SFNL Stock Option Plan or any outstanding SFNL Stock Option, (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of SFNL or (iii) declared, set aside, made or paid to the shareholders of SFNL dividends or other distributions on the outstanding shares of capital stock of SFNL.

5.3           Authorization and Validity.  SFNL has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by SFNL of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of SFNL enforceable against SFNL in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.4           No Conflict; Government Consent.  Neither the execution and delivery by SFNL of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on SFNL or any of its Subsidiaries or (b) SFNL’s or any Subsidiary’s articles or certificate of incorporation or by-laws, or (c) the provisions of any indenture, instrument or

(c) agreement to which SFNL or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of SFNL or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by SFNL or any of its Subsidiaries, is required to be obtained by SFNL or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the receipt of the Loans under this Agreement, the payment and performance by SFNL of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.5           SEC Filings; Financial Statements.

(a)           SFNL has filed all forms, reports, statements, schedules, registration statements and other documents required to be filed with the SEC since January 1, 2006 (the “SFNL SEC Documents”), each of which complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed.  No Subsidiary of SFNL is required to file any form, report, statement, schedule, registration statement or other document with the SEC.  No SFNL SEC Document, when filed (or, if amended or superseded by a filing prior to the Closing Date, on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           Each of the audited and unaudited consolidated financial statements of SFNL (including any related notes thereto) included in SFNL SEC Documents have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the relevant periods (except as may be disclosed in the notes thereto), and present fairly the consolidated financial position and consolidated results of operations and changes in cash flows of SFNL and its Subsidiaries as of the respective dates or for the respective periods reflected therein, except, in the case of the unaudited interim financial statements, for normal and recurring year-end adjustments that are not material.

(c)           On the consolidated balance sheet of SFNL and its Subsidiaries as of September 30, 2007 included in SFNL SEC Documents (the “Latest Balance Sheet”), or in the notes thereto, neither SFNL nor any of its Subsidiaries has any liabilities, debts, claims or obligations of any nature (whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due), and there is no existing condition or set of circumstances which would reasonably be expected, individually or in the aggregate, to result in such a liability, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 30, 2007, none of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to SFNL.

5.6           Material Adverse Change.  Since September 30, 2007, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of SFNL and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, except as noted in Schedule 5.1.

5.7           Taxes.  Except as noted in Schedule 5.4 SFNL and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by SFNL or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists.  No tax liens have been filed and no claims are being asserted with respect to any such taxes.  The charges, accruals and reserves on the books of SFNL and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.8           Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting SFNL or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans.  Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, SFNL has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.9           Labor and Employment.  SFNL and its Subsidiaries are and each of their Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to SFNL or its Subsidiaries or any such Plan.  As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of SFNL or its Subsidiaries are or were required to file a report with the PBGC.  No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither SFNL nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan.  SFNL is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions.  There are no pending or threatened labor disputes, work stoppages or strikes.

5.10          Accuracy of Information.  No information, exhibit or report furnished by SFNL or any of its Subsidiaries to the Agent or to any Holder in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

5.11          Material Agreements.

(a)           All of the contracts of SFNL and its Subsidiaries that are required to be described in SFNL SEC Documents or to be filed as exhibits thereto (the “SFNL Material Contracts”) are described in SFNL SEC Documents or filed as exhibits thereto.  Neither SFNL nor any of its Subsidiaries nor, to the knowledge of SFNL, any other party thereto has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of any SFNL Material Contract, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to SFNL.

(b)           Neither SFNL nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of SFNL or any of its Subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business in any geographical area or (iii) compete with or obtain products or services from any person or limiting the ability of any person to provide products or services to SFNL or any of its Subsidiaries.

(c)           Neither SFNL nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement which would cause the rights or obligations of any party thereto to change upon the consummation of the Merger.

5.12           Compliance With Laws.  SFNL and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.13           Ownership of Properties.   On the date of this Agreement, SFNL and its Subsidiaries will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in SFNL’s most recent consolidated financial statements provided to the Agent as owned by SFNL and its Subsidiaries.

5.14           Intellectual Property; Licenses.  Each of SFNL and its Subsidiaries possesses all proprietary rights necessary to conduct their business and operations as heretofore conducted or as proposed to be conducted by it.  All proprietary rights registered in the name of SFNL and applications therefor filed by SFNL are listed on Schedule 5.6.  No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect.  SFNL does not have any notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair SFNL’s ability to retain or obtain any authorization necessary for the operation of its business.

5.15           Environmental Matters.  Except to the extent that any inaccuracy in any of the representations set forth in this Section 5.15, individually or in the aggregate with any other inaccuracy under the respective representations set forth in this Section 5.15, would not reasonably be expected to have a Material Adverse Effect with respect to SFNL, each of SFNL and each of its Subsidiaries is in compliance with all Environmental Laws applicable to the properties, assets or businesses of SFNL and its Subsidiaries, and possesses and complies with and has possessed and complied with all Environmental Permits required under such laws.  None of SFNL and its Subsidiaries has received any Environmental Claim with respect to their respective properties, assets or businesses, and to the knowledge of SFNL and its Subsidiaries there are no threatened Environmental Claims or any Environmental Claims pending or threatened against any entity for

(e) which SFNL or any of its Subsidiaries may be responsible.  None of SFNL and its Subsidiaries has assumed, contractually or by operation of law, any known liabilities or obligations under any Environmental Laws. To the knowledge of SFNL, there are no present or past events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to (a) result in liability to SFNL or any of its Subsidiaries under Environmental Laws, or (b) prevent, or reasonably be expected to increase the burden on, SFNL or any of its Subsidiaries in complying with Environmental Laws or in obtaining, renewing, or complying with all Environmental Permits required to be obtained by SFNL and its Subsidiaries under such laws.  To the knowledge of SFNL, there have been no Hazardous Materials or other conditions at or from any property owned, operated or otherwise used by SFNL or any of its Subsidiaries now or, to the best knowledge of SFNL, in the past that would reasonably be expected to give rise to liability of SFNL or any of its Subsidiaries under any Environmental Law.  SFNL has provided to Lender all Environmental Reports with respect to the properties, assets or businesses of SFNL and its Subsidiaries in the possession or control of SFNL or any of its Subsidiaries.  For purposes of this Agreement, the following terms shall have the following meanings:

5.16          Investment Company Act.  Neither SFNL nor any Subsidiary is an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended.

5.17          Public Utility Holding Company Act.  Neither SFNL nor any Subsidiary is a holding company or a subsidiary company of a holding company, or an affiliate of a holding company or of a subsidiary company of a holding company, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.18          Broker’s or Finder’s Commissions.  No broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by SFNL or any of their officers, directors or agents with respect to the issue of the Notes, or the transactions contemplated by this Agreement.  SFNL agrees to indemnify the Holders and hold them harmless from and against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by SFNL, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by the Holders without the knowledge of SFNL.

ARTICLE VI - COVENANTS

During the term of this Agreement and for so long as any Notes are outstanding, unless the Lender shall otherwise consent in writing:

6.1           Financial Reporting.  SFNL will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Lender:

(a)           Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by SFNL's independent certified public accountants) audit report certified by independent certified public accountants acceptable to Lender, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants.

(b)           Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

(c)           As soon as possible and in any event within 10 days after SFNL knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of SFNL, describing said Reportable Event and the action which SFNL proposes to take with respect thereto.

(d)           Promptly upon the furnishing thereof to the shareholders of SFNL, copies of all financial statements, reports and proxy statements so furnished.

(e)           Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which SFNL or any of its Subsidiaries files with the Securities and Exchange Commission.

(f)           Such other information (including non-financial information) as the Lender or any Lender may from time to time reasonably request.

6.2           Use of Proceeds.  SFNL may use a minimum of $250,000 in Loan proceeds to consummate the Acquisition.  In the event SFNL does not consummate this acquisition the Lender will exercise its discretion to allow for the use of these proceeds for operations and expansion of business subsidiaries.

6.3           Notice of Default.  SFNL will, and will cause each Subsidiary to, give prompt notice in writing to Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4           Conduct of Business.  SFNL will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing in its jurisdiction of incorporation or organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

6.5           Taxes.  SFNL will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.  It is understood by Lender that SFNL has not filed tax returns for the years of 2005 and 2006, but is in the process of doing so.

6.6           Insurance.  SFNL will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and SFNL will furnish to any Lender upon request full information as to the insurance carried.

6.7           Compliance with Laws.  SFNL will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

6.8           Maintenance of Properties.  SFNL will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9           Dividends.  SFNL will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to SFNL.

6.10           Indebtedness.  SFNL will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Material Indebtedness, except:

(a)           The Loans; or

(b)           Indebtedness existing on the date hereof and described in Schedule 6.10; or

6.11           Merger.  SFNL will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into SFNL.

6.12           Sale of Assets.  SFNL will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

(a)           Sales of inventory in the ordinary course of business;

(b)           Leases, sales or other dispositions of its Property that, together with all other Property of SFNL and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of SFNL and its Subsidiaries;

(c)           Any transfer of an interest in accounts or notes receivable on a limited recourse basis, provided that such transfer qualifies as a sale under GAAP and that the amount of such financing does not exceed $15,000 at any one time outstanding.

6.13           Investments and Acquisitions.  SFNL will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any acquisition of any Person, except:

(a)           Cash Equivalent Investments;

(b)           Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.13; and

(c)           The Acquisition.

6.14           Liens.  SFNL will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of SFNL or any of its Subsidiaries, except:

(a)           Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(c)           Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d)           Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of SFNL or its Subsidiaries;

(e)           Liens existing on the date hereof and described in Schedule 6.14;

(f)           Liens in favor of Lender, granted pursuant to the Security Agreement; and

ARTICLE VII – TRANSFERS

7.1           Restricted Securities.  Lender acknowledges that the Notes and Securities will not be registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that SFNL is not required to register the Notes as the case may be.

7.2           Legends; Lender’ Representations.  Lender hereby represents and warrants to SFNL that it is an “accredited investor” within the meaning of Rule 501 (a) under the Securities Act and is acquiring the Notes and Securities for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.  SFNL may place an appropriate legend on the Notes and Securities owned by Lender concerning the restrictions set forth in this Article VII.  Upon the assignment or transfer by Lender or any of its successors or assignees of all or any part of the Notes and Securities, the term “Holder” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Notes or Securities, or portion thereof.

7.3           Transfer of Notes and Securities.  Subject to Section 7.2 hereof, a holder of a Note or Securities may transfer such Note or Securities to a new holder, or may exchange such Note or Securities for Notes of different denominations, by surrendering such Note or Securities to SFNL duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes or Securities specifying the respective principal amounts of each new Note or Securities and the name of each new holder and each address therefor.  SFNL shall simultaneously deliver to such holder or its designee such new Notes or Securities and shall mark the surrendered Notes or Securities as canceled.  In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to SFNL of such assignment specifying the new holder’s name and address; in such case, SFNL shall promptly acknowledge such assignment in writing to both the old and new holder.  SFNL shall not be required to recognize any subsequent holder of a Note or Securities unless and until SFNL has received reasonable assurance that all applicable transfer taxes have been paid.

7.4           Replacement of Lost Notes or Securities.  Upon receipt of evidence reasonably satisfactory to SFNL of the mutilation, destruction, loss or theft of any Notes or Securities and the ownership thereof, SFNL shall, upon the written request of the holder of such Notes or Securities, execute and deliver in replacement thereof new Notes or Securities in the same form, in the same original principal amount and dated the same date as the Notes or Securities so mutilated, destroyed, lost or stolen; and such Notes or Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder.  If the Notes or Securities being replaced have been mutilated, they shall be surrendered to SFNL; and if such replaced Notes or Securities have been destroyed, lost or stolen, such holder shall furnish SFNL with an indemnity in writing to save it harmless in respect of such replaced Note or Securities.

7.5           No Other Representations Affected.  Nothing contained in this Article IX shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Holder.

ARTICLE VIII– DEFAULT

8.1           Events of Default.  An Event of Default shall mean the occurrence of one or more of the following described events:

(a)           SFNL shall default in the payment of (i) interest on the Notes within five (5) days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.2 or 3.3, upon any scheduled payment date or by acceleration or otherwise;

(b)           SFNL shall default under any agreement under which any Indebtedness in an aggregate principal amount of $50,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

(c)           any representation or warranty herein made by any SFNL, or any certificate or financial statement furnished pursuant to the provisions hereto shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

(d)           a default or event of default shall occur under any of the other Purchase Documents, beyond any applicable notice or cure periods;

(e)           SFNL shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Loan Documents, and such default shall not be remedied to Lender’s satisfaction for a period of thirty (30) days of the earlier of (i) written notice from a Lender of such default or (ii) actual knowledge by any SFNL of such default;

(f)           a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any SFNL in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, “trustee, sequestrator (or similar official) of any SFNL or for any substantial part of its property, or for the winding-up or liquidation of their affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

(g)           SFNL shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any SFNL or for any substantial part of their property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay their debts as they become due, or shall take any action in furtherance of any of the foregoing;

(h)           both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;

(i)           a final judgment which, with other undischarged final judgments against any SFNL, exceeds an aggregate of $100,000 (excluding judgments to the extent the applicable SFNL is fully insured or the deductible or retention limit does not exceed $100,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any SFNL if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; and

(j)           any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Lender in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of the majority in principal amount of the outstanding Notes.

8.2           Consequences of Event of Default.

(a)           Bankruptcy.  If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of SFNL to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

(b)           Other Defaults.  If any other Event of Default shall occur, Lender may at its option, by written notice to SFNL, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of SFNL hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.

(c)           Penalty Interest.  Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and overdue interest, if any, on, the Notes at a rate per annum equal to the highest rate permitted by applicable law.

(d)           Board Representation.  Following any Event of Default, SFNL shall take all corporate action necessary to appoint three persons designated by Lender to SFNL’s board of directors.

8.3           Security.  Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the SFNL under this Agreement or the Notes are secured pursuant to the terms of the Security Agreement.

ARTICLE IX– GENERAL PROVISIONS

9.1           Survival of Representations.  All representations and warranties of SFNL contained in this Agreement shall survive the making of the Loans herein contemplated.

9.2           Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to SFNL in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3           Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4           Entire Agreement.  The Loan Documents embody the entire agreement and understanding among SFNL and Lender and supersede all prior agreements and understandings among SFNL  and Lender relating to the subject matter thereof.

9.5           Amendment; Waiver.  No delay or omission of Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of SFNL to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lender required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender and Lender until the Obligations have been paid in full.

9.6           Benefits of this Agreement.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7           Severability.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.8           Nonliability of Lender.  The relationship between SFNL on the one hand and Lender on the other hand shall be solely that of borrower and lender.  Lender shall have no fiduciary responsibilities to SFNL.  Lender undertakes no responsibility to SFNL to review or inform SFNL of any matter in connection with any phase of SFNL's business or operations.  SFNL agrees that Lender shall not have liability to SFNL (whether sounding in tort, contract or otherwise) for losses suffered by SFNL in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  Lender shall not have any liability with respect to, and SFNL hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by SFNL in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.9           Confidentiality.  Lender agrees to hold any confidential information which it may receive from SFNL pursuant to this Agreement in confidence, except for disclosure (a) to other Lender and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties.

9.10           Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at (a) at its address set forth below, or (b) such other address or facsimile number as such party may hereafter specify.  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section.

If to Lender, to:                     Commercial Holding AG
2201 Lakeside Dr.
Lexington, KY 40502-3020
Att: Frank B. Barker, Managing Director
859.455.9255/Fax 859.455.8355

If to SFNL, to                        Secured Financial Network, Inc.
1180 SW 36th Ave, suite 204
Pompano Beach, Fl 33069
Att: Jeffrey L. Schultz, President/CEO
954.376.5611/Fax 954.337.2835

9.11           CHOICE OF LAW.  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS.

9.12           VENUE.  THE EXCLUSIVE JURISDICTION FOR ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS SHALL BE IN THE STATE AND FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

9.13           WAIVER OF JURY TRIAL.  SFNL AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.14           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by SFNL, the Lender and Lender and each party has notified the Lender by facsimile transmission or telephone that it has taken such action.

IN WITNESS WHEREOF, SFNL and Lender have executed this Agreement as of the date first above written.

COMMERCIAL HOLDING AG

By:   /s/  Frank Barker
Title: Frank Barker  - Managing Director

Attention:   Frank Barker

SECURED FINANICAL NETWORK, INC.

By:  /s/  Jeffrey L. Schultz
Title: President/CEO

Attention:  Jeffrey L. Schultz

SCHEDULES

Schedule 5.0

Secured Financial Network, Inc. is incorporated in the State of Nevada
Virtual payment solutions, Inc. is incorporated in the State of Florida

Schedule 5.1

In the 4th quarter 2007 the expects to incur a $400,000 impairment on its ENVOII License as well as a $75,000 reserve for bad debt for its receivable owed by Goldmill Productions, LLC.

Schedule 5.2

Convertible Note dated September 26, 2006 and October 31, 2006 between Secured Financial Network, Inc. and The Nutmeg Group, LLC and Note dated June 11, 2007 between Secured Financial Network, Inc. and KFG financial Services.

Schedule 5.3

SEE PRINTED SCHEDULE ATTACHED 2 PAGES

Schedule 5.4

The Company is currently delinquent in payroll tax obligations incurred in 2005, in the amount of $51,122.33 in taxes and 21,703.29 in penalties and interest.  The company is negotiating settlement of these taxes.

Schedule 5.5

Licenses and Domain Names

ENVOII License

Domain Names:

www.sfnl.net
www.virtualpaymentsolutions.com
www.virtualpaymentsolutions.net
www.redfinnet.com
www.theallinmall.com

Schedule 5.6

Current Loan Advances of $172,700 as of the “effective date”.